Exhibit 4.3

ARRANGEMENT AGREEMENT

July 24, 2003

AMONG:

BAYTEX ENERGY LTD., a corporation incorporated under the laws of Alberta (“Baytex”)

- and -

CREW ENERGY INC., a corporation incorporated under the laws of Alberta (“Crew”)

- and -

BAYTEX ACQUISITION CORP., a corporation incorporated under the laws of Alberta (“AcquisitionCo”)

- and -

BAYTEX EXCHANGECO LTD., a corporation incorporated under the laws of Alberta (“ExchangeCo”)

- and -

BAYTEX RESOURCES LTD., a corporation incorporated under the laws of Alberta (“Baytex Resources”)

- and -

BAYTEX EXPLORATION LTD., a corporation incorporated under the laws of Alberta (“Baytex Exploration”)

- and -

VALIANT TRUST COMPANY, a trust company incorporated under the laws of Alberta with offices in Calgary, Alberta as trustee for and on behalf of BAYTEX ENERGY TRUST, a trust settled pursuant to the laws of Alberta (the “Trust”)

Recitals

A.                            Baytex wishes to propose an arrangement with Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust and with holders of securities of Baytex in order to reorganize its affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth; and

B.                            Each of the parties to this Agreement has agreed to participate in the Arrangement.

The parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1                           Definitions

In this Agreement, the following terms have the following meanings:

“ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

“AcquisitionCo” means Baytex AcquisitionCorp., a corporation incorporated under the ABCA;

“AcquisitionCo Arrangement Resolution” means the resolution of the AcquisitionCo common shareholders approving the Arrangement;

“Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

“AmalgamationCo” means Baytex Energy Ltd., the corporation resulting from the amalgamation of Baytex and AcquisitionCo pursuant to the Arrangement;

“Arrangement” means the arrangement pursuant to section 193 of the ABCA set forth in the Plan of Arrangement as supplemented, modified or amended;

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made to give effect to the Arrangement;

“Baytex Exploration” means Baytex Exploration Ltd., a corporation incorporated under the ABCA;

“Baytex Exploration Arrangement Resolution” means the resolution of Baytex Exploration common shareholders approving the Arrangement;

“Baytex Resources” means Baytex Resources Ltd., a corporation incorporated under the ABCA;

“Baytex Resources Arrangement Resolution” means the resolution of Baytex Resources common shareholders approving the Arrangement;

“Baytex” means Baytex Energy Ltd., a corporation incorporated under the ABCA;

“Baytex Arrangement Resolution” means the special resolution to approve the Arrangement to be presented to Common Shareholders and Optionholders at the Meeting;

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the city of Calgary, in the province of Alberta, for the transaction of banking business;

“Certificate” means the certificate or certificates or other confirmation of filing to be issued by the Registrar pursuant to subsection 193(11) of the ABCA giving effect to the Arrangement;

“Common Shares” means the common shares in the capital of Baytex and “Common Shareholders” means the holders from time to time of Common Shares;

“Court” means the Court of Queen’s Bench of Alberta;

“Crew” means Crew Energy Inc., a corporation incorporated under the laws of Alberta;

“Crew Arrangement Resolution” means the resolution of Crew common shareholders approving the Arrangement;

“Crew Common Shares” or “Crew Shares” means common shares in the capital of Crew;

“Depositary” means Valiant Trust Company;

“Effective Date” means the date the Arrangement becomes effective under the ABCA;

“Effective Time” means the time at which the Articles of Arrangement are filed with the Registrar on the Effective Date;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares substantially in the form set out in Exhibit 2 hereto;

“Exchangeable Shares” means the exchangeable shares in the capital of AcquisitionCo;

“ExchangeCo” means Baytex Exchangeco Ltd., a corporation incorporated under the ABCA;

“ExchangeCo Arrangement Resolution” means the resolution of ExchangeCo common shareholders approving the Arrangement;

“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA to be applied for following the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“Information Circular” means the information circular to be prepared by Baytex and forwarded as part of the proxy solicitation materials to Common Shareholders and Optionholders in respect of the Meeting;

“Interim Order” means an interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

“ITA” means the Income Tax Act (Canada), as amended;

“Meeting” means the special meeting of holders of Common Shares and Options to be held to consider the Arrangement, and any adjournments thereof;

“Non-Resident” means:  (i) a person who is not a resident of Canada for the purposes of the ITA; or (ii) a partnership that is not a Canadian partnership for the purposes of the ITA;

“Options” means the outstanding stock options, whether or not vested, to acquire Common Shares and “Optionholders” means the holders from time to time of Options;

“Person” means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity;

“Plan of Arrangement” means the plan of arrangement attached hereto as Exhibit 1;

“Registrar” means the Registrar appointed under section 263 of the ABCA;

“subsidiary” has the meaning ascribed to it in the ABCA;

“Support Agreement” means the support agreement to be entered into on the Effective Date substantially in the form set out in Exhibit 3 hereto;

“Trust” means Baytex Energy Trust, a trust duly settled under the laws of Alberta;

“Trust Unit” means a unit of the Trust issued by the Trust; and

“TSX” means the Toronto Stock Exchange;

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be entered into on the Effective Date substantially in the form set out in Exhibit 4 hereto.

1.2                           Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                           Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4                           Article References

Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and schedules are to articles, sections and schedules of this Agreement.

1.5                           Incorporation of Schedules

The following schedules are incorporated into and form an integral part of this Agreement:

Exhibit 1 - Plan of Arrangement

Exhibit 2 - Exchangeable Share Provisions to be Included in the Articles of AcquisitionCo

Exhibit 3 - Support Agreement

Exhibit 4 - Voting and Exchange Trust Agreement

1.6                           Extended Meanings

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, bodies corporate, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

1.7                           Date for any Action

In the event that any date on which any action required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.8                           Entire Agreement

This Agreement, together with the schedules attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.9                           Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Alberta and the laws of Canada applicable in Alberta and shall be treated in all respects as an Alberta contract.

ARTICLE 2
COVENANTS

2.1                           Covenants of Baytex

Baytex covenants and agrees that it will:

(a)                                  take all actions necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  apply to the Court for the Interim Order;

(d)                                 solicit proxies to be voted at the Meeting in favour of the Baytex Arrangement Resolution and prepare, in consultation and cooperation with AcquisitionCo, ExchangeCo, Crew, Baytex Resources, Baytex Exploration and the Trust, the Information Circular and proxy solicitation materials and any amendments or supplements thereto as required by, and in compliance with, the Interim Order, and applicable corporate and securities laws, and file and distribute the same to the Common Shareholders and Optionholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

(e)                                  convene the Meeting as ordered by the Interim Order and conduct such Meeting in accordance with the Interim Order and as otherwise required by law;

(f)                                    until the Effective Date, conduct its operations and those of its subsidiaries in the ordinary and normal course of business and in accordance with applicable laws, generally accepted industry practice and any operating and other agreements applicable to its properties and assets and those of its subsidiaries;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 subject to the approval of the Baytex Arrangement Resolution by the Common Shareholders and by the Optionholders, voting as a class, submit the Arrangement to the Court and apply, in conjunction with AcquisitionCo, ExchangeCo, Crew, Baytex Resources, Baytex Exploration and the Trust, for the Final Order;

(i)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to subsection 193(9) of the ABCA;

(j)                                     until the Effective Date, except pursuant to the exercise of outstanding Options in accordance with the terms thereof, not issue any additional Common Shares or other securities or allow any of its subsidiaries to issue any shares or securities;

(k)                                  until the Effective Date, not issue or enter into, or allow any of its subsidiaries to issue or enter into, any agreement or agreements to issue or grant options, warrants or rights to purchase any of its shares or other securities or those of such subsidiaries;

(l)                                     not, except in the ordinary course of business or as contemplated in connection with the Arrangement, merge into or with, or consolidate with, any other Person or, perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

(m)                               until the Effective Date, except as specifically provided for hereunder, not alter or amend its articles or by-laws or those of its subsidiaries as the same exist at the date of this Agreement; and

(n)                                 prior to the Effective Date, make application to list the Crew Shares and the Trust Units (including Trust Units to be issued from time to time upon exchange of the Exchangeable Shares) on the TSX.

2.2                           Covenants of Crew

Crew covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 take all steps necessary to ensure that the Crew Arrangement Resolution is passed;

(e)                                  until the Effective Date, other than as contemplated herein or in the Information Circular, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f)                                    until the Effective Date, other than as contemplated herein or in the Information Circular, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 submit the Arrangement to the Court and apply, in conjunction with Baytex, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, for the Final Order;

(i)                                     forthwith carry out the terms of the Final Order to the extent applicable to Crew;

(j)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA;

(k)                                  until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration, the Trust or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known; and

(l)                                     prior to the Effective Date, cooperate with Baytex in making the application to list the Crew Shares on the TSX.

2.3                           Covenants of AcquisitionCo

AcquisitionCo covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 take all steps necessary to ensure that the AcquisitionCo Arrangement Resolution is passed;

(e)                                  until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f)                                    until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew, ExchangeCo and the Trust, for the Final Order;

(i)                                     forthwith carry out the terms of the Final Order to the extent applicable to AcquisitionCo;

(j)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k)                                  until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, ExchangeCo, Baytex Resources, Baytex Exploration or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.4                           Covenants of ExchangeCo

ExchangeCo covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 take all steps necessary to ensure that the ExchangeCo Arrangement Resolution is passed;

(e)                                  until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f)                                    until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i)                                     forthwith carry out the terms of the Final Order to the extent applicable to ExchangeCo;

(j)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k)                                  until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, Baytex, Baytex Resources, Baytex Exploration or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.5                           Covenants of Baytex Resources

Baytex Resources covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 take all steps necessary to ensure that the Baytex Resources Arrangement Resolution is passed;

(e)                                  until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f)                                    until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i)                                     forthwith carry out the terms of the Final Order to the extent applicable to Baytex Resources;

(j)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k)                                  until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Exploration, Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.6                           Covenants of Baytex Exploration

Baytex Exploration covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 take all steps necessary to ensure that the Baytex Exploration Arrangement Resolution is passed;

(e)                                  until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Baytex, not to be unreasonably withheld;

(f)                                    until the Effective Date, not issue any securities or enter into any agreements to issue or grant options, warrants or rights to purchase any of its securities;

(g)                                 use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(h)                                 submit the Arrangement to the Court and apply, in conjunction with Baytex, Crew and the Trust, for the Final Order;

(i)                                     forthwith carry out the terms of the Final Order to the extent applicable to Baytex Exploration;

(j)                                     upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to section 193(9) of the ABCA; and

(k)                                  until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors, any confidential information relating to the Trust, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known.

2.7                           Covenants of the Trust

The Trust covenants and agrees that it will:

(a)                                  take all action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

(b)                                 use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)                                  cooperate with and support Baytex in its application for the Interim Order;

(d)                                 until the Effective Date, not carry on any activity or effect any act whatsoever other than as contemplated herein or in the Information Circular;

(e)                                  use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

(f)                                    until the Effective Date, not disclose to any Person, other than officers, directors and key employees and professional advisors, any confidential information relating to AcquisitionCo, Crew, ExchangeCo, Baytex Resources, Baytex Exploration or Baytex or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known;

(g)                                 until the Effective Date, except as specifically provided for hereunder, not alter or amend its governing fund documents as the same exist at the date of this Agreement without the prior consent of Baytex;

(h)                                 prior to the Effective Date, cooperate with Baytex in making the application to list the Trust Units (including Trust Units to be issued from time to time upon exchange of the Exchangeable Shares) on the TSX; and

(i)                                     reserve and authorize for issuance the Trust Units which are to be issued from time to time upon exchange of the Exchangeable Shares.

2.8                           Additional Covenants

Each of the Trust, AcquisitionCo and ExchangeCo further covenants and agrees as follows:

(a)                                  on the Effective Date, the Trust, AcquisitionCo and ExchangeCo shall execute and deliver the Support Agreement containing the terms and conditions set forth in Exhibit 3, together with such other terms and conditions as may be agreed to by the parties acting reasonably; and

(b)                                 on the Effective Date, the Trust, AcquisitionCo and ExchangeCo shall execute and deliver the Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 4, together with such other terms and conditions as may be agreed to by the parties acting reasonably.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                           Representations and Warranties of Baytex

Baytex represents and warrants to and in favour of Crew, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust as follows, and acknowledges that Crew, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust are relying upon such representations and warranties:

(a)                                  Baytex is a corporation duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the authorized capital of Baytex consists of an unlimited number of Common Shares of which a total of 53,611,083 Common Shares are issued and outstanding as at July 23, 2003; and all of such issued and outstanding Common Shares are fully paid and non-assessable;

(c)                                  as at July 23, 2003, up to a maximum of 4,426,103 Common Shares may be issued under the terms of the Options;

(d)                                 the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex;

(ii)                                  except as previously disclosed in writing to AcquisitionCo or the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex is a party or by which it is bound and which is material to Baytex or to which any material property of Baytex is subject, or result in the creation of any encumbrance upon any of the assets of Baytex under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex, the breach of which would have a material adverse effect on Baytex;

(e)                                  except as disclosed to AcquisitionCo and the Trust or as set out in the Information Circular, there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex, contemplated or threatened against or affecting Baytex in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations (other than in connection with the exercise of rights of dissent referred to in the Arrangement) which in any case would prevent or hinder the completion of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Baytex and its subsidiaries taken as a whole;

(f)                                    the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex and this Agreement constitutes a valid and binding obligation of Baytex enforceable against it in accordance with its terms;

(g)                                 Baytex is under no obligation, contractual or otherwise, to issue any securities, except for securities to be issued pursuant to the exercise of Options or as disclosed in the Information Circular;

(h)                                 as of the dates as of which the information is given, such information set forth in the Information Circular regarding Baytex and its subsidiaries shall be true and complete in all material respects and shall not contain any misrepresentation as defined in applicable securities legislation and there shall have been no material adverse changes to such information to the date hereof; and

(i)                                     as of the date hereof, the Board of Directors of Baytex has determined unanimously that:

(i)                                     the Arrangement is fair to the Common Shareholders and the Optionholders and is in the best interest of Baytex; and

(ii)                                  the Board of Directors of Baytex has recommended that Common Shareholders and Optionholders vote in favour of the Arrangement.

3.2                           Representations and Warranties of Crew

Crew represents and warrants to and in favour of Baytex, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust as follows, and acknowledges that Baytex, AcquisitionCo, ExchangeCo, Baytex Resources and the Trust are relying upon such representations and warranties:

(a)                                  Crew is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Crew;

(ii)                                  except as previously disclosed in writing to AcquisitionCo and the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Crew is a party or by which it is bound and which is material to Crew or to which any material property of Crew is subject, or result in the creation of any encumbrance upon any of the assets of Crew under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Crew, the breach of which would have a material adverse effect on Crew;

(c)                                  there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Crew, contemplated or threatened against or affecting Crew in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Crew, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d)                                 the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Crew and this Agreement constitutes a valid and binding obligation of Crew enforceable in accordance with its terms;

(e)                                  Crew is under no obligation, contractual or otherwise, to issue any Crew Shares or other securities, except as required pursuant to this Agreement; and

(f)                                    Crew has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.3                           Representations and Warranties of AcquisitionCo

AcquisitionCo represents and warrants to and in favour of Baytex, ExchangeCo, Crew, Baytex Resources and the Trust as follows, and acknowledges that Baytex, ExchangeCo, Crew, Baytex Resources and the Trust are relying upon such representations and warranties:

(a)                                  AcquisitionCo is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the authorized capital of AcquisitionCo consists, or will consist as of the Effective Date, of an unlimited number of common shares and an unlimited number of Exchangeable Shares having the terms and conditions substantially as set forth in Exhibit 2, of which as at the date hereof only 100 common shares and are issued and outstanding, all of which are owned legally and beneficially by the Trust and are fully paid and non-assessable;

(c)                                  the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of AcquisitionCo;

(ii)                                  except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which AcquisitionCo is a party or by which it is bound and which is material to AcquisitionCo or to which any material property of AcquisitionCo is subject, or result in the creation of any encumbrance upon any of the assets of AcquisitionCo under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to AcquisitionCo, the breach of which would have a material adverse effect on AcquisitionCo;

(d)                                 there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of AcquisitionCo, contemplated or threatened against or affecting AcquisitionCo in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of AcquisitionCo, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(e)                                  the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of AcquisitionCo and this Agreement constitutes a valid and binding obligation of AcquisitionCo enforceable in accordance with its terms;

(f)                                    AcquisitionCo is under no obligation, contractual or otherwise, to issue any AcquisitionCo shares or other securities, except as required pursuant to this Agreement; and

(g)                                 AcquisitionCo has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.4                           Representations and Warranties of ExchangeCo

ExchangeCo represents and warrants to and in favour of Baytex, AcquisitionCo, Crew, Baytex Resources and the Trust as follows, and acknowledges that Baytex, AcquisitionCo, Crew, Baytex Resources and the Trust are relying upon such representations and warranties:

(a)                                  ExchangeCo is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the authorized capital of ExchangeCo consists, or will consist as of the Effective Date, of an unlimited number of common shares of which as at the date hereof only 100 common shares and are issued and outstanding, all of which are owned legally and beneficially by the Trust and are fully paid and non-assessable;

(c)                                  the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of ExchangeCo;

(ii)                                  except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which ExchangeCo is a party or by which it is bound and which is material to ExchangeCo or to which any material property of ExchangeCo is subject, or result in the creation of any encumbrance upon any of the assets of ExchangeCo under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to ExchangeCo, the breach of which would have a material adverse effect on ExchangeCo;

(d)                                 there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of ExchangeCo, contemplated or threatened against or affecting ExchangeCo in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of ExchangeCo, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(e)                                  the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of ExchangeCo and this Agreement constitutes a valid and binding obligation of ExchangeCo enforceable in accordance with its terms;

(f)                                    ExchangeCo is under no obligation, contractual or otherwise, to issue any ExchangeCo shares or other securities, except as required pursuant to this Agreement; and

(g)                                 ExchangeCo has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.5                           Representations and Warranties of Baytex Resources

Baytex Resources represents and warrants to and in favour of Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust, as follows, and acknowledges that Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust are relying upon such representations and warranties:

(a)                                  Baytex Resources is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex Resources;

(ii)                                  except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex Resources is a party or by which it is bound and which is material to Baytex Resources or to which any material property of Baytex Resources is subject, or result in the creation of any encumbrance upon any of the assets of Baytex Resources under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex Resources, the breach of which would have a material adverse effect on Baytex Resources;

(c)                                  there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex Resources, contemplated or threatened against or affecting Baytex Resources in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex Resources, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d)                                 the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex Resources and this Agreement constitutes a valid and binding obligation of Baytex Resources enforceable in accordance with its terms; and

(e)                                  Baytex Resources is under no obligation, contractual or otherwise, to issue any Baytex Resources shares or other securities, except as required pursuant to this Agreement.

3.6                           Representations and Warranties of Baytex Exploration

Baytex Exploration represents and warrants to and in favour of Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust, as follows, and acknowledges that Baytex, Crew, AcquisitionCo, ExchangeCo and the Trust are relying upon such representations and warranties:

(a)                                  Baytex Exploration is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Baytex Exploration;

(ii)                                  except as previously disclosed in writing to Baytex and Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Baytex Exploration is a party or by which it is bound and which is material to Baytex Exploration or to which any material property of Baytex Exploration is subject, or result in the creation of any encumbrance upon any of the assets of Baytex Exploration under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Baytex Exploration, the breach of which would have a material adverse effect on Baytex Exploration;

(c)                                  there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Baytex Exploration, contemplated or threatened against or affecting Baytex Exploration in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Baytex Exploration, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d)                                 the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Baytex Exploration and this Agreement constitutes a valid and binding obligation of Baytex Exploration enforceable in accordance with its terms; and

(e)                                  Baytex Exploration is under no obligation, contractual or otherwise, to issue any Baytex Exploration shares or other securities, except as required pursuant to this Agreement.

3.7                           Representations and Warranties of the Trust

The Trust represents and warrants to and in favour of Baytex, AcquisitionCo, ExchangeCo, Crew, Baytex Resources and Baytex Exploration as follows, and acknowledges that Baytex, AcquisitionCo, ExchangeCo, Crew, Baytex Resources and Baytex Exploration are relying upon such representations and warranties:

(a)                                  the Trust is a trust duly settled and validly existing under the laws of Alberta and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b)                                 the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)                                     do not and will not result in the breach of, or violate any term or provision of, the governing documents of the Trust;

(ii)                                  except as previously disclosed in writing to Baytex or Crew, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which the Trust is a party or by which it is bound and which is material to the Trust or to which any material property of the Trust is subject, or result in the creation of any encumbrance upon any of the assets of the Trust under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)                               do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to the Trust, the breach of which would have a material adverse effect on the Trust;

(c)                                  there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of the Trust, contemplated or threatened against or affecting the Trust in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of the Trust, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

(d)                                 the Trust has no subsidiaries other than AcquisitionCo and ExchangeCo, and the Trust owns all issued and outstanding shares of AcquisitionCo and ExchangeCo;

(e)                                  the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of trustees of the Trust and this Agreement constitutes a valid and binding obligation of the Trust enforceable in accordance with its terms;

(f)                                    a total of one (1) Trust Unit is issued and outstanding and, except as contemplated by this Agreement, the Trust is under no obligation, contractual or otherwise, to issue any Trust Units or other securities; and

(g)                                 the Trust has not carried on any activity since it was settled other than as provided for herein.

ARTICLE 4
CONDITIONS PRECEDENT

4.1                           Mutual Conditions Precedent

The respective obligations of Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust to complete the transactions contemplated by this Agreement shall be subject to the fulfilment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived collectively by them without prejudice to their right to rely on any other condition:

(a)                                  the Interim Order shall have been granted in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, acting reasonably, not later than July 30, 2003 or such later date as the parties hereto may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

(b)                                 the Baytex Arrangement Resolution shall have been approved by the requisite number of votes cast by the Common Shareholders and the Optionholders at the Meeting in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

(c)                                  the Final Order shall have been granted in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust acting reasonably not later than October 31, 2003 or such later date as the parties hereto may agree;

(d)                                 the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to Baytex, Crew, AcquisitionCo, ExchangeCo, Baytex Resources, Baytex Exploration and the Trust, acting reasonably, shall have been accepted for filing by the Registrar together with the Final Order in accordance with subsection 193(9) of the ABCA;

(e)                                  there shall not be in force any order or decree of a court of competent jurisdiction or of any federal, provincial, municipal or other governmental department, commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement;

(f)                                    all necessary third party and regulatory and similar reviews, consents and approvals with respect to the transactions contemplated hereby shall have been completed or obtained including, without limitation, consents and approvals from Baytex’s principal lenders;

(g)                                 there shall not, as of the Effective Date, be holders of Common Shares or holders of Options that hold, in aggregate, in excess of 5% of all Common Shares and Options, that have validly exercised their rights of dissent under the ABCA and the Interim Order; and

(h)                                 the approval of the TSX of the listing of the Trust Units and Crew Shares to be issued pursuant to the Arrangement and the Initial Private Placement shall be obtained, subject only to the filing of required documents which cannot be filed prior to the Effective Date.

4.2                           Additional Conditions to Obligations of Baytex and Crew

In addition to the conditions contained in Section 4.1, the obligation of Baytex and Crew to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived by them without prejudice to their right to rely on any other condition:

(a)                                  each of the covenants, acts and undertakings of AcquisitionCo and the Trust to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

(b)                                 the representations and warranties of AcquisitionCo and the Trust contained in Article 3 shall be true in all material respects with the same effect as if made at and as of the Effective Date; and

(c)                                  the board of directors of Baytex shall not have determined in its sole and absolute discretion that to proceed with the Arrangement would not be in the best interests of the Common Shareholders and the Optionholders.

4.3                           Additional Conditions to Obligations of AcquisitionCo and the Trust

In addition to the conditions contained in Section 4.1, the obligation of AcquisitionCo and the Trust to complete the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by AcquisitionCo and the Trust without prejudice to their right to rely on any other condition:

(a)                                  each of the covenants, acts and undertakings of Baytex and Crew to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

(b)                                 except as affected by the transactions contemplated by this Agreement, the representations and warranties of Baytex and Crew contained in Article 3 shall be true in all material respects on the Effective Date, with the same effect as if made at and as of such date; and

(c)                                  prior to the Effective Date, there shall have been no material adverse change in the affairs, operations, financial condition or business of Crew or Baytex or any of its subsidiaries from that reflected in the Information Circular.

ARTICLE 5
NOTICES

5.1                           Notices

All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally, and in the case of:

(a)                                  Baytex, Baytex Resources and Baytex Exploration, addressed to:

Baytex Energy Ltd.

2200, 205 – 5th Avenue S.W.

Calgary, AB T2P 2V7

Attention: President and Chief Executive Officer

(b)                                 Crew, addressed to:

Crew Energy Inc.

1920, 205 – 5th Avenue S.W.

Calgary, AB T2P 2V7

Attention: President and Chief Executive Officer

(c)                                  ExchangeCo, addressed to:

Baytex Exchangeco Ltd.

2200, 205 – 5th Avenue S.W.

Calgary, AB T2P 2V7

Attention:  President and Chief Executive Officer

(d)                                 AcquisitionCo, addressed to:

Baytex Acquisition Corp.

2200, 205 – 5th Avenue S.W.

Calgary, AB T2P 2V7

Attention: President and Chief Executive Officer

(e)                                  the Trust, addressed to:

Baytex Energy Trust

2200, 205 – 5th Avenue S.W.

Calgary, AB T2P 2V7

Attention: President and Chief Executive Officer

ARTICLE 6
AMENDMENT

6.1                           Amendments

This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the parties hereto without further notice to or authorization on the part of their respective securityholders; provided that any such amendment is brought to the attention of the Court before court approval of the Final Order.

6.2                           Termination

This Agreement shall be terminated in each of the following circumstances:

(a)                                  an agreement to terminate it is executed and delivered by all parties; and

(b)                                 on November 1, 2003, if the Certificate is not issued on or before October 31, 2003, unless such dates are otherwise extended by agreement among all of the parties hereto.

6.3                           Exclusivity

None of the covenants of Baytex contained herein shall prevent the board of directors of Baytex from responding as required by law to any unsolicited submission or proposal regarding any acquisition or disposition of assets or any unsolicited proposal to amalgamate, merge or effect an arrangement or any unsolicited acquisition proposal generally or make any disclosure to its shareholders with respect thereto which in the judgement of the board of directors of Baytex acting upon the written advice of outside counsel is required under applicable law.

ARTICLE 7
GENERAL

7.1                           Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.2                           No Assignment

No party may assign its rights or obligations under this Agreement.

7.3                           Equitable Remedies

All covenants herein and opinions to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors’ rights generally and to the effect that specific performance, being an equitable remedy, may only be ordered at the discretion of the court.

7.4                           Survival of Representations and Warranties

The representations and warranties contained herein shall survive the performance by the parties of their respective obligations hereunder for a period of one year.

7.5                           Severability

If anyone or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)                                  the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)                                 the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

7.6                           Time of Essence

Time shall be of the essence.

7.7                           Liability of the Trust

The parties hereto acknowledge that the trustee of the Trust (the “Trustee”) is entering into this agreement solely in its capacity as Trustee on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any holder of Trust Units and that any recourse against the Trust or any holder of Trust Units in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture dated as of July 24, 2003 as amended from time to time.

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto effective as of the date first above written.

BAYTEX ENERGY LTD.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

CREW ENERGY INC.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

BAYTEX ACQUISITION CORP.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

BAYTEX EXCHANGECO LTD.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

BAYTEX RESOURCES LTD.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

BAYTEX EXPLORATION LTD.

Per:	“Raymond T. Chan”

Per:	“Dale O. Shwed”

VALIANT TRUST COMPANY as trustee for and on behalf of BAYTEX ENERGY TRUST

Per:	“Zinat Damji”

Per:	“Jenny Hart”